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                            INDEPENDENT AUDITORS' CONSENT







We consent to the use in this Form 8-K of Washington Real Estate Investment Trust ("WRIT") of our report dated October 17, 1997, relating to the audited historical summary of gross income and direct operating expenses of 1600 Wilson Boulevard, for the year ended December 31, 1996. We also consent to the incorporation by reference of our report in WRIT's Form S-3 Number 333-23157 dated March 12, 1997 and in WRIT's Form S-8 Number 33-63671 dated October 25, 1995, post effectively amended July 25, 1996.




STOY, MALONE & COMPANY, P.C.


Bethesda, Maryland
October 31, 1997